UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported):  March 30, 2017

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On March 30, 2017, Monogram Residential Trust, Inc. (which may be referred to herein as the “Company,” “we,” “our” or “us”), through Monogram Residential Facility I, LLC (the “Borrower”), a Delaware limited liability company formed through our existing joint venture with PGGM (as defined below) for the purpose of owning, operating and managing, through subsidiaries, properties within the Unencumbered Pool (as defined below), entered into a $300 million senior unsecured credit facility (the “Unsecured Credit Facility” ), consisting of a $200 million revolving credit facility (the “Revolving Credit Facility”) and a $100 million term loan (the “Term Loan”), pursuant to a Credit Agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”) in its capacity as agent; JPMorgan Chase Bank, N.A. (“JPMorgan”), and Compass Bank (“Compass”), in their capacity as co-syndication agents; Regions Bank (“Regions”), in its capacity as documentation agent; KeyBanc Capital Markets, Inc. (“KCM”), JPMorgan and Compass, in their capacity as co-lead arrangers and book runners; and the other lenders party thereto (together with KeyBank, JPMorgan, Compass, and Regions and the other lenders from time to time party thereto, the “Lenders”).

The Credit Agreement provides us with the ability from time to time to increase the size of the Unsecured Credit Facility up to a total of $500 million, subject to certain conditions, and allocate such increase between the Revolving Credit Facility and the Term Loan at our discretion.  The proceeds from the Unsecured Credit Facility may be used by us to refinance existing and future indebtedness, to acquire and/or develop properties, for capital improvements or general working capital needs, and for general corporate purposes.  At closing, we borrowed $100 million under the Term Loan and $93 million under the Revolving Credit Facility, with substantially all the proceeds from the initial borrowings used to pay off certain outstanding joint venture construction loans.

The Revolving Credit Facility matures on March 30, 2021 and contains one 12-month extension option that the Borrower may exercise upon payment of an extension fee and subject to certain other conditions.  The Term Loan matures on March 30, 2022. Amounts outstanding under the Unsecured Credit Facility will bear interest at either (1) LIBOR determined for the applicable interest period plus 2.25% (the “Libor Rate”) or (2) the sum of (a) the highest of (i) the prime rate announced by KeyBank from time to time, (ii) the federal funds effective rate plus 0.50%, (iii) one-month LIBOR plus 1.0% or (iv) 1.0%, plus (b) 1.25% (the “Base Rate”).  Subject to certain conditions, the Borrower may choose whether advances under the Revolving Credit Facility and the Term Loan will incur interest at either the Base Rate or the LIBOR Rate.  We expect to incur borrowings initially at the Libor Rate.

Subject to certain conditions, the aggregate borrowing availability under the Unsecured Credit Facility will be equal to 50% of the value of the pool of qualified unencumbered properties held at any given time by the Borrower (the “Unencumbered Pool”) when the value of the Unencumbered Pool is equal to or greater than the Target Pool Size (as defined in the Credit Agreement) and if the value of the Unencumbered Pool drops below the Target Pool, borrowing availability will be reduced to 45% of the value of the Unencumbered Pool.  Properties may be removed from or added to the Unencumbered Pool, subject to the satisfaction of certain conditions contained in the Credit Agreement.

The Credit Agreement includes customary affirmative and negative covenants, including the following financial covenants in respect of the Unencumbered Pool: (i) at all times, the Unencumbered Pool must be comprised of at least six properties with an Unencumbered Pool value of at least $350 million; (ii) no single asset within the Unencumbered Pool may comprise more than 25% of availability under the Unsecured Credit Facility; (iii) the aggregate weighted average occupancy of the stabilized properties in the Unencumbered Pool must remain above 85% at all times; (iv) outstanding borrowings under the Unsecured Credit Facility may not at any time exceed 50% of the value of the Unencumbered Pool, subject to certain conditions; and (v) the ratio of net operating income attributable to the Unencumbered Pool to debt interest expense of borrowings under the Unsecured Credit Facility must not be less than 1.40 to 1.00.  The Unsecured Credit Facility also provides for customary events of default, in certain cases subject to customary periods to cure.  Upon the occurrence of an event of default, following the applicable cure period, all amounts owed by the Borrower under the Unsecured Credit Facility may become immediately due and payable. The Borrower may also incur unused fees on a quarterly basis and in other circumstances to the extent it has not used commitments under the Revolving Credit Facility.

Monogram Residential OP LP, the Company’s Operating Partnership (the “Operating Partnership”), and certain subsidiaries of the Borrower have guaranteed the Borrower’s obligations under the Unsecured Credit Facility.

In connection with the Unsecured Credit Facility, the Company, through the Operating Partnership, and Monogram Residential Master Partnership I LP (the “Master Partnership”), a joint venture in which Monogram is the 1% general partner and Stichting Depositary PGGM Private Real Estate Fund, a Dutch foundation acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund and its affiliates, a real estate investment vehicle for Dutch pension funds (“PGGM”), is the 99% limited partner, formed the Borrower for the purpose of owning, operating and managing, through subsidiaries of the Borrower, each of the properties within the Unencumbered Pool.  Concurrent with the closing of the Unsecured Credit Facility, the Operating Partnership and the Master Partnership engaged in a series of transactions to transfer and contribute their respective direct or indirect ownership interests in the Unencumbered Pool properties to the Borrower. Pursuant to the terms of the limited liability company agreement of the Borrower, the Operating Partnership, through a wholly-owned subsidiary, will at closing hold a 55% managing member interest and the Master Partnership will hold a 45% member interest in the Borrower, reflecting the same aggregate membership percentage held by the Operating Partnership and the Master Partnership prior to the contributions.

The information set forth herein with respect to the Credit Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Current Report and are incorporated by reference in this Item 2.03.

Item 7.01  Regulation FD

On April 4, 2017, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of this Current Report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.01

Credit Agreement, dated as of March 30, 2017, by and among Monogram Residential Facility I, LLC, as the Borrower, KeyBank National Association, in its capacity as agent, JPMorgan Chase Bank, N.A., and Compass Bank, in their capacity as co-syndication agents, Regions Bank, in its capacity as documentation agent, KeyBanc Capital Markets, Inc., JPMorgan Chase Bank, N.A., and Compass Bank, in their capacity as co-lead arrangers and book runners, and the other lenders named therein.

99.1	Press Release dated April 4, 2017.

Forward Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,”  and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this Current Report is as of the date of this Current Report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.

Date: April 4, 2017	by:	/s/ Howard S. Garfield
Howard S. Garfield
Senior Vice President-Planning, Chief
Accounting Officer, Treasurer and Secretary

EXHIBIT INDEX

(d) Exhibits:

Exhibit No.	Description
10.01

Credit Agreement, dated as of March 30, 2017, by and among Monogram Residential Facility I, LLC, as the Borrower, KeyBank National Association, in its capacity as agent, JPMorgan Chase Bank, N.A., and Compass Bank, in their capacity as co-syndication agents, Regions Bank, in its capacity as documentation agent, KeyBanc Capital Markets, Inc., JPMorgan Chase Bank, N.A., and Compass Bank, in their capacity as co-lead arrangers and book runners, and the other lenders named therein.

99.1	Press Release dated April 4, 2017.